SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 27, 1999

                  NORTHEAST (USA) CORP. (formerly Celcor, Inc.)
             (Exact name of registrant as specified in its charter)

DELAWARE                                000-13337                  22-2497491
(State or other jurisdiction    (Commission File Number)         (IRS Employer
of incorporation)                                            Identification No.)

                     1800 Bloomsbury Avenue, Ocean, NJ 07712
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 732-922-3355

                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM 2. Acquisition or Disposition of Assets.

          On October 27, 1999, Northeast (USA) Corp., a Delaware corporation ("Northeast"), and Buy It Cheap.com, Inc., a Delaware corporation ("BUYC"), executed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which BUYC will be merged with and into Northeast and Northeast will be the surviving corporation (the "Merger"). BUYC is a start-up company, founded by two directors of Northeast, that operates a discount Internet retailing business under the web address "buyitcheap.com." Under the terms of the Merger Agreement, as of the effective date of the Merger, each outstanding share of BUYC common stock, no par value, will be converted into 10,000 shares of Northeast common stock, par value $0.001 per share. The Merger is intended to be tax-free and will be treated as a purchase for financial reporting purposes.

          The board of directors of Northeast approved the Merger on August 5, 1999. Northeast shareholder approval was not required. The board of directors and shareholders of BUYC approved the Merger on September 16, 1999. The Merger was effective as of November 3, 1999 when Northeast, as the surviving corporation, caused a certificate of merger to be filed with the Secretary of State of the State of Delaware. BUYC shareholders received in the aggregate 1,400,000 shares, or nearly 17%, of the outstanding Northeast common stock in the Merger.

          Upon receiving the requisite shareholder approval, Northeast plans to change its name to Buy It Cheap.com, Inc. Thereafter, Northeast also plans to change its trading symbol.

ITEM 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

          Pursuant to Item 7(a)(4),  the financial  statements  required by this
Item 7(a) will be filed by amendment not later than 60 days after the filing date of this current report on Form 8-K.

(b) Pro forma financial information.

          Pursuant to Item 7(b)(2),  the financial  information required by this
Item 7(b) will be filed by amendment not later than 60 days after the filing date of this current report on Form 8-K.

(c) Exhibits.

          2.1 Agreement and Plan of Merger, dated as of October 27, 1999, between Registrant and Buy It Cheap.com, Inc.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NORTHEAST (USA) CORP.



Date: November 11, 1999                   By:  /s/Stephen E. Roman, Jr.
                                               ---------------------------------
                                               Stephen E. Roman, Jr., President

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                                 EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of October 27, 1999, between Registrant and Buy It Cheap.com, Inc.